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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                        DUALSTAR TECHNOLOGIES CORPORATION

                            (A Delaware corporation)

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                        As adopted Effective May 12, 2000

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                                    ARTICLE I

                                     OFFICES

SECTION 1.01 Registered Office.

     The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent at such address is The Corporation Trust Company.

SECTION 1.02 Other Offices.

     The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 2.01 General.

     All meetings of the stockholders shall be held at such place either within or without the State of Delaware as the Board of Directors shall determine prior to the mailing of the notice of such meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designated person by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.



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SECTION 2.02 Annual Meeting.

     An annual meeting of stockholders shall be held either within or without the State of Delaware each year, at such time, on such day and at such place as the Board of Directors may designate in the call or in a waiver of notice thereof, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

SECTION 2.03 Special Meetings.

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or of a holder or holders of not less than ten percent (10%) of shares of Common Stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may not be called by any other person or persons.

SECTION 2.04 Notice, Purpose and Adjournment of Meetings.

     Notice of the time and place of meetings and the purpose or purposes thereof shall be given by the Secretary or an Assistant Secretary by mail not less than ten days (unless a longer period shall be required by statute) nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid. Such notice shall be directed to each stockholder at the stockholders' address as it appears on the stock register of the Corporation unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no notice of a meeting of stockholders shall be required to be given to any stockholder who shall, in person or by attorney thereunto authorized, waive such notice in writing or by facsimile transmission, telegraph, cable or radio either before or after such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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SECTION 2.05 Quorum.

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy, consistent with Section 2.04, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

SECTION 2.06 Voting.

     Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by such stockholder and registered in such stockholder's name on the books of the Corporation at the record date fixed or otherwise determined for such meeting. Any vote in respect of stock of the Corporation may be given by the stockholder entitled thereto in person or by such stockholder's proxy appointed by an instrument in writing subscribed by such stockholder or by such stockholder's attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Except as otherwise required by statute, the Certificate of Incorporation or these Bylaws, in all matters coming before any meeting of the stockholders, other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

SECTION 2.07 List of Stockholders.

     A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares

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registered in the name of each stockholder, shall be prepared by the Secretary or other officer of the Corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meetings either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

SECTION 2.08 Informal Action.

     Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

SECTION 3.01 Powers.

     The property and business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

SECTION 3.02 Number.

     The number of directors which shall constitute the whole Board shall not be less than one nor more than nine and shall be such as shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. Any director may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as such director may specify. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03, and each director shall be elected to serve until his or her successor shall have been elected.


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SECTION 3.03 Vacancies.

     If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, the directors remaining in office, though less than a quorum, may, by the act of all such remaining directors reduce the size of the Board as provided in Section 3.02 or choose a successor or successors, or fill the newly created directorship, and the directors so chosen shall hold office until the next annual election of directors and until their successors shall have been elected.

SECTION 3.04 Meetings.

     Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the Secretary's absence an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary or an Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the stockholders or Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by resolution of the Board of Directors, and special meetings shall be called by the Secretary pursuant to order of the President or any director whenever in their judgment it may be necessary, by facsimile transmission or by oral, telegraphic or written notice duly served on or given to each director not less than one day before such meeting. If mailed, such notice shall be deposited in the mail, first-class postage prepaid, at least three days before the date of the meeting. Each newly elected Board of Directors shall meet and organize at the place of the meeting of the stockholders on the same date as the annual meeting of the stockholders at which such Board of Directors was elected and as soon as reasonably practicable after the adjournment of such annual meeting of the stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors. Notice need not be given of regular meetings of the Board of Directors held at the time and place fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice.


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SECTION 3.05 Quorum.

     At all meetings of the Board the presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat nay adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.06 Committees.

     The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise provided in the resolution of the Board of Directors designating a committee, each committee shall have the power to adopt rules and regulations for the calling and holding of meetings, and in the absence of the adoption of such rules and regulations the provisions of these ByLaws relating to the calling and holding of meetings of the Board of Directors shall apply. Unless otherwise provided In the resolution of the Board of Directors designating a committee, each committee may select a Chairman and a majority of a committee shall constitute a quorum and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. A committee shall keep minutes of its meetings. Subject to the provisions of these By-Laws, the Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Subject to the provisions of these By-Laws the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

SECTION 3.07 Removal of Directors.

     At any special meeting of the stockholders, duly called, as provided in these By-Laws, any director or directors, by the affirmative vote of the holders of not less than a majority of all shares of stock outstanding and entitled to vote for the election of directors, may be removed from office either with or without cause and a successor or their successors elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or


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vacancies created by such removal or reduce the number of directors which shall constitute the whole Board.

SECTION 3.08 Informal Action.

     Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

SECTION 3.09 Meetings via Conference Telephone.

     Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or a committee by means of a conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 3.10 Compensation of Directors.

     Directors who are not salaried officers or salaried employees of the Corporation shall be entitled to receive such fixed stipend for their services, and/or such fixed sum for attendance at regular or special meetings, as may from time to time be determined by resolution of the Board of Directors, and all directors shall be entitled to reimbursement of their reasonable expenses of attendance at each regular or special meeting of the Board. Like compensation may be allowed by the Board of Directors for attendance at committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation as a salaried officer or salaried employee, or from rendering advice or services to the Corporation in any other capacity, and receiving remuneration therefor.

                                   ARTICLE IV

                                    OFFICERS

SECTION 4.01 Number.

     The officers of the Corporation shall be chosen by the directors and may include a Chairman, a Vice Chairman, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any number of offices may be held by the same person.


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SECTION 4.02 Other Officers and Agents.

     The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 4.03 Chairman.

     The chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4.04 President.

     The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of stockholders if present thereat and, in the absence or non-election of a Chairman of the Board of Directors, at all meetings of the Board. He shall have general supervision, direction and control of the business of the corporation and, except as the Board of Directors shall authorize the execution thereof in some other manner, shall execute bonds, mortgages and other contracts in behalf of the Corporation and cause the seal to be affixed to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer, or an Assistant Secretary or an Assistant Treasurer.

SECTION 4.05 Vice President.

     Each Vice President shall have such powers and perform such duties as shall be assigned to him by the Board.

SECTION 4.06 Treasurer.

     The Treasurer shall have custody of corporate funds and securities and keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

     The Treasurer shall disburse funds of the Corporation as ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board at its regular meetings, or whenever the Board may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.


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SECTION 4.07 Secretary.

     The Secretary shall give or cause to be given notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws. In case of his absence, refusal or neglect to do so, the notice may be given by any person thereunto directed by the President, the Board, or the stockholders, upon whose requisition the meeting is called as provided in these ByLaws. He shall record all proceedings of the meetings of the Corporation and its Board in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board or the President. He shall have custody of the corporate seal, affix it to all instruments requiring it when authorized by the Board or the President, and attest the same.

SECTION 4.08 Assistant Treasurers and Assistant Secretaries.

     Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and perform such duties as shall be assigned to them respectively by the Board.

SECTION 4.09 Term and Removal.

     The officers of the Corporation shall hold office until their successors are duly elected. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officer may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as such officer may specify. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

SECTION 4.10 Voting Corporation's Securities.

     Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised if present. Such rights and powers shall include the right to waive notice of meetings and to consent to action taken without a meeting. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.


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                                    ARTICLE V

                              CERTIFICATES OF STOCK

SECTION 5.01 Form.

     The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation, which may be a facsimile, engraved or imprinted.

SECTION 5.02 Lost, Stolen or Destroyed Certificates.

     The Corporation may issue certificates for shares of stock to replace certificates alleged to have been lost, stolen or destroyed. No certificates for shares of stock of the Corporation shall be issued in place of any certificates alleged to have been lost, stolen or destroyed except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors from time to time may prescribe.

SECTION 5.03 Transfers.

     Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized, and on surrender of the certificate or certificates for such shares properly endorsed. The Board of Directors from time to time may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

SECTION 5.04 Fixing Record Date.

     The Board of Directors, in order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting. The Board of Directors may also, in order to determine the stockholders entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, fix, in advance, a record date not more than sixty days prior to any of the above actions. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the


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day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.05 Holder of Records.

     The Corporation shall he entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI

                               GENERAL PROVISIONS

SECTION 6.01 Dividends.

     Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 6.02 Checks.

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate. Such signing may be in facsimile if so authorized by the Board of Directors.

SECTION 6.03 Corporate Seal.

     The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 6.04 Fiscal Year.

     The fiscal year of the Corporation shall be as determined by the Board of Directors.


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                                   ARTICLE VII

                                   AMENDMENTS

SECTION 7.01 Amendments.

     These By-Laws may be altered or repealed at any regular or special meeting of the stockholders or at any regular or special meeting of the Board of Directors at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of any such special meeting.

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